Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Member and the Board of Directors of KBR Holdings, LLC

The Board of Directors and Shareholder of KBR, Inc.

We consent to the use of our reports dated April 11, 2006, except as to Note 4, which is as of September 20, 2006, and except as to Note 2, which is as of October 30, 2006, with respect to the consolidated balance sheets of KBR Holdings, LLC and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, member’s equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, included herein.

We consent to the use of our report dated April 11, 2006, except as to Note 2, which is as of October 27, 2006, with respect to the balance sheet of KBR, Inc. as of March 21, 2006, included herein.

We consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

KPMG LLP

Houston, Texas

November 15, 2006